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                                   EXHIBIT 11
                             EAGLE BANCSHARES, INC.


Statement re:    Computation of per share earnings

The following computations set forth the calculation of primary earnings per share and fully diluted earnings per share for the three months ending December 31, 1995.

                                                                        Three months ending December 31, 1995
                                                                        -------------------------------------
                                                                        Primary                  Fully Diluted
--------------------------------------------------------------------------------------------------------------
Net income per share:                                                $     0.45                     $     0.44
--------------------------------------------------------------------------------------------------------------
Weighted average number of common shares
  outstanding                                                         3,113,939                      3,113,939

Increase due to assumed exercise of
  dilutive stock options                                                 94,934                        108,563
--------------------------------------------------------------------------------------------------------------
Adjusted weighted average number of
  common and common equivalent shares
  outstanding                                                         3,208,873                      3,222,502
--------------------------------------------------------------------------------------------------------------

The following computations set forth the calculation of primary earnings per share and fully diluted earnings per share for the nine months ending December 31, 1995.

                                                                         Nine months ending December 31, 1995
                                                                         ------------------------------------
                                                                        Primary                  Fully Diluted
--------------------------------------------------------------------------------------------------------------
Net income per share:                                                $     1.18                    $      1.18
--------------------------------------------------------------------------------------------------------------
Weighted average number of common shares
  outstanding                                                         3,104,589                      3,104,589

Increase due to assumed exercise of
  dilutive stock options                                                 70,974                         89,519
--------------------------------------------------------------------------------------------------------------
Adjusted weighted average number of
  common and common equivalent shares
  outstanding                                                         3,175,563                      3,194,108
--------------------------------------------------------------------------------------------------------------





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